FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE SCHEDULES 2009 FOURTH-QUARTER EARNINGS RELEASE, CONFERENCE CALL AND WEBCAST

HOUSTON, Jan. 21, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it will release financial results for the fourth quarter and full year ended Dec. 31, 2009, on Thursday, Feb. 11, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at
10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 888.349.9587
International: 719.325.2320
Participant Passcode: 4546846

A telephonic replay will be available following the call through Feb. 18 by dialing:

Domestic: 888.203.1112
International: 719.457.0820

Replay Passcode: 4546846

About Group 1 Automotive, Inc.
Group 1 owns and operates 97 automotive dealerships, 129 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 / kpaper@group1auto.com
or
John Roper, Fleishman-Hillard Inc.
713-513-9505

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 / pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc.
713-627-2223